CRC SELECT

MODIFIED GUARANTEED ANNUITY CONTRACT

HARTFORD LIFE INSURANCE COMPANY

FILE NO. 333-133693

CRC GENERATIONS

MODIFIED GUARANTEED ANNUITY CONTRACT

HARTFORD LIFE INSURANCE COMPANY

FILE NO. 333-133694

CRC

MODIFIED GUARANTEED ANNUITY CONTRACT

HARTFORD LIFE INSURANCE COMPANY

FILE NO. 333-133695

SUPPLEMENT DATED MAY 1, 2007 TO THE PROSPECTUS DATED MAY 1, 2007

SUPPLEMENT DATED MAY 1, 2007 TO YOUR PROSPECTUS

Due to a typographical error, the date of the report by Deloitte & Touche LLP as stated in the first paragraph in the “Experts” section of the prospectus is deleted and replaced with February 21, 2007.

This Supplement Should Be Retained With The Prospectus For Future Reference

HV – 6103